© 2014 Verint Systems Inc. All Rights Reserved Worldwide. © 2017 Verint Systems Inc. All Rights Reserved Worldwide. December 2017 Actionable Intelligence®

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. Disclaimers Forward Looking Statements This presentation contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward- looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements. The forward-looking statements contained in this presentation are made as of the date of this presentation and, except as required by law, Verint assumes no obligation to update or revise them, or to provide reasons why actual results may differ. For a more detailed discussion of how these and other risks, uncertainties, and assumptions could cause Verint’s actual results to differ materially from those indicated in its forward-looking statements, see Verint’s prior filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes financial measures which are not prepared in accordance with generally accepted accounting principles (“GAAP”), including certain constant currency measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the appendices to this presentation, Verint’s earnings press releases, as well as the GAAP to non-GAAP reconciliation found under the Investor Relations tab on Verint’s website www.verint.com. 2

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. 3 Crucial insights that enable decision-makers to anticipate, respond and take action Actionable Intelligence

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. 4 Global Market Leader Over 10,000 Organizations in More Than 180 Countries $1 Billion+ Actionable Intelligence Company 5,000 Verint Professionals Worldwide Over 80% of the Fortune 100

Actionable Intelligence Platform – Strong Innovation

- Over $1 billion R&D investment in last 10 years
- ~1,400 R&D professionals
- 800+ patents & applications

DATA CAPTURE	DATA PROCESSING	ANALYSIS ENGINES	ENGAGE AND ACT
Operational	Data Cleansing	Classification	Dashboard
Transactional	Data Fusion	Correlation	Analysis Workbench
Telecommunications	Data Enrichment	Anomaly Detector	Trending
Social Media	Unstructured to Structured	Identity Analyzer	Case Management
Payload and Files	Data Preparation	Predictive	Workflow Management
Endpoint		Forensics	Collaboration
Network		Pluggable Analyzers	Next Best Action
Web			Real-time Alert & Notification
			Pluggable Visualizations

Advanced Actionable Intelligence Platform

VERINT
© 2017 Verint Systems Inc. All Rights Reserved Worldwide.
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© 2017 Verint Systems Inc. All Rights Reserved Worldwide. Total Addressable Market – Gradual Expansion Delivering Actionable Intelligence Solutions for Customer Engagement and Cyber Intelligence Total Addressable Market based on Verint estimate. $3 BILLION 2012 2016 $8 BILLION 6

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. Customer Engagement Growth Trends • Leading provider of analytical software that can be deployed on- premises or in the cloud • Helps organizations modernize customer engagement, increase loyalty and maximize revenue, while generating operational efficiencies and mitigating risk • Deployed by contact centers, branch and back-office operations, customer experience and digital marketing teams Security and compliance Growing consumer expectations Technology disruption: cloud and automation Millennial employees 7

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. Demand for our solutions is being driven by organizations’ need for a holistic, automated, intelligent approach to customer engagement Customer Engagement Solutions Workforce Optimization Security and Compliance Engagement Channels Employee Engagement Voice of the Customer 8

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. Verint makes it easy for customer-centric organizations to modernize their customer engagement operations Customer Engagement Strategy Increased Automation Extensive Partner Network Hybrid Cloud Deployment Models Broad, Innovative Portfolio 9

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. • Leading provider of security and intelligence data mining software • Used for predictive intelligence, complex investigations, security threat analysis, and to prevent crime and terrorism • Deployed by governments, critical infrastructure providers and enterprise customers Cyber Intelligence Growth Trends Security threats becoming more complex Demand for data mining solutions built with domain expertise Shortage of qualified intelligence analysts 10

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. Broad portfolio of data mining solutions addresses a wide range of security and intelligence challenges Cyber Intelligence Solutions National Security Law Enforcement Cyber Security Critical Infrastructure Enterprise Security Border Control 11

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. Combine data mining software and domain expertise to create deep customer relationships Cyber Intelligence Strategy Deep Domain Expertise Government, Critical Infrastructure, Enterprise Flexible Deployment Models Broad Portfolio of Data Mining Solutions 12

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. Financial Highlights 13

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. 14 Revenue $1,072.7 Gross Margin 65.1% Operating Margin 19.1% Adjusted EBITDA $233.5 EPS $2.51 FYE 17 Consolidated Non-GAAP Metrics 35% 65% 54%30% 16% Americas EMEA APAC Product Cloud and Services $ in millions, except per share data Note: • Financial data is non-GAAP. See appendices for reconciliation.

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. 15 FYE 17 Segment Non-GAAP Metrics $ in millions Customer Engagement Cyber Intelligence Revenue $716 $357 Recurring Approaching 60% (>$100 million of cloud revenue) High level of repeat business Business Model Mainly software deployed on-premises, cloud and hybrid Gross margins above Verint average Mainly software deployed as turnkey solutions, including third party components Gross margins below Verint average Key End Markets Financial Services, Insurance, Telecom, Healthcare, Retail, the public sector as well as SMB Contact Centers Government Agencies, Telecommunications, Law Enforcement, Critical Infrastructure, Mass Transit Segment Contribution 38% 24% Estimated Fully Allocated Operating Margin (1) 24% 10% (1) See “Estimated Non-GAAP Fully Allocated Operating Margins” in appendices.

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. 16 FYE 18 Non-GAAP Guidance FYE 18 Customer Engagement Revenue Growth Around 5% Cyber Intelligence Revenue Growth Around 10% Total Revenue $1.14 billion +/- 1% Operating Margins Slight expansion EPS at Midpoint of Revenue Guidance $2.75 Notes: • See the “Financial Outlook” section in the appendices.

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. 17 Efficient Capital Structure As of 10/31/17 Cash $414 million Net Debt (Term B and Convertible, net of Cash) $410 million Ratings Moody’s: Ba3; S&P: BB Average Interest Rate 2.6% Net Debt/LTM Adjusted EBITDA 1.7x Stock Buyback Program $150 million/~$50 million completed Notes: • Cash includes cash, cash equivalents, short-term investments, short-term restricted cash, and long-term restricted cash. • Net Debt includes long-term restricted cash. • Financial data is non-GAAP. See appendices for reconciliation. • Average interest rate excludes the impact of amortization of discounts and deferred financing fees. • Net debt excludes convertible note discounts and other unamortized discounts and issuance costs associated with our debt, which are required under GAAP. See appendices for reconciliation. $ in millions

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. Long-Term Growth Opportunity • Leader in Actionable Intelligence Solutions • Customer Engagement Solutions • Organizations seeking to simplify and modernize customer engagement operations • Verint offers the industry’s broadest Customer Engagement portfolio with automation and cloud flexibility • Cyber Intelligence Solutions • Security challenges growing, driving the need for innovative data mining and predictive intelligence • Verint has a global presence and leading portfolio of intelligence powered security solutions • Long history of growth driven by innovation and domain expertise 18

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. Appendices 19

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. About Non-GAAP Financial Measures The following tables include reconciliations of certain financial measures not prepared in accordance with Generally Accepted Accounting Principles, consisting of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, constant currency measures, and estimated non-GAAP fully allocated operating margins to the most directly comparable financial measures prepared in accordance with GAAP. We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by: • facilitating the comparison of our financial results and business trends between periods, including by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast, • facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and • allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters. We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful. Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures. 20

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. About Non-GAAP Financial Measures Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures: • Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies. We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance. • Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non- GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results. • Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry. • Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges. These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures. 21

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. About Non-GAAP Financial Measures • Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt. • Loss on early retirement of debt. We exclude from our non-GAAP financial measures loss on early retirement of debt attributable to refinancing or repaying our debt because we believe they are not reflective of our ongoing operations. • Acquisition Expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses. • Restructuring Expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results. • Impairment Charges and Other Adjustments. We exclude from our non-GAAP financial measures asset impairment charges other than those associated with restructuring or acquisition activity, rent expense for redundant facilities, and gains or losses on sales of property, all of which are unusual in nature and can vary significantly in amount and frequency. 22

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. About Non-GAAP Financial Measures • Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. We adjust our non-GAAP effective income tax rate to exclude current-year tax payments or refunds associated with prior-year income tax returns and related amendments which were significantly delayed as a result of our previous extended filing delay. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2018 is currently approximately 11%, and was 8.8% for the year ended January 31, 2017. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non- GAAP income tax rate can differ materially from our GAAP effective income tax rate. Adjusted EBITDA Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments related to acquisitions, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between competitors because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness. Net Debt Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash and bank time deposits, and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors. 23

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. Financial Outlook Our non-GAAP outlook for the year ending January 31, 2018 excludes the following GAAP measures which we are able to quantify with reasonable certainty: • Amortization of intangible assets of approximately $71 million. • Amortization of discount on convertible notes of approximately $11 million. Our non-GAAP outlook for the year ending January 31, 2018 excludes the following GAAP measures for which we are able to provide a range of probable significance: • Revenue adjustments related to completed acquisitions are expected to be between approximately $12 million and $14 million for the year ending January 31, 2018. • Stock-based compensation is expected to be between approximately $65 million and $70 million for the year ending January 31, 2018, assuming market prices for our common stock approximately consistent with current levels. Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates. We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three and nine months ended October 31, 2017 and for the year ended January 31, 2017 for the GAAP measures excluded from our non-GAAP outlook appear in the GAAP to Non-GAAP Reconciliation Tables contained in this presentation. 24

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. GAAP to Non-GAAP Reconciliations 25 ($ in millions) Nine Months Ended FYE January 31, 2017 April 30, 2017 July 31, 2017 October 31, 2017 October 31, 2017 Revenue Reconciliation GAAP revenue 1,062.1$ 261.0$ 274.8$ 280.7$ 816.5$ Revenue adjustments related to acquisitions 10.6 4.7 3.4 3.1 11.2 Non-GAAP revenue 1,072.7$ 265.7$ 278.2$ 283.8$ 827.7$ Gross Profit Reconciliation GAAP gross profit 639.5$ 150.2$ 164.1$ 169.3$ 483.6$ GAAP gross margin 60.2% 57.5% 59.7% 60.3% 59.2% Revenue adjustments related to acquisitions 10.6 4.7 3.4 3.1 11.2 Amortization of acquired technology 37.3 9.5 9.5 9.2 28.2 Stock-based compensation expenses 8.6 1.6 2.1 2.2 5.9 Acquisition expenses - - 0.1 - 0.1 Restructuring expenses 2.3 0.9 0.2 0.9 2.0 Non-GAAP gross profit 698.3$ 166.9$ 179.4$ 184.7$ 531.0$ Non-GAAP gross margin 65.1% 62.8% 64.5% 65.1% 64.2% Note: Amounts may not cross foot due to rounding. Three Months Ended

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. GAAP to Non-GAAP Reconciliations 26 ($ in millions) Nine Months Ended FYE January 31, 2017 April 30, 2017 July 31, 2017 October 31, 2017 October 31, 2017 Operating Income (Loss) Reconciliation GAAP operating income (loss) 17.4$ (9.4)$ 3.9$ 17.8$ 12.4$ As a percentage of GAAP revenue 1.6% -3.6% 1.4% 6.3% 1.5% Revenue adjustments related to acquisitions 10.6 4.7 3.4 3.1 11.2 Amortization of acquired technology 37.3 9.5 9.5 9.2 28.2 Amortization of other acquired intangible assets 44.1 11.5 8.1 7.0 26.7 Stock-based compensation expenses 65.6 17.7 16.8 16.0 50.4 Acquisition expenses, net 12.9 4.9 1.7 (4.1) 2.5 Restructuring expenses 15.7 3.5 1.9 6.3 11.6 Other adjustments 1.0 0.3 0.3 0.5 1.1 Non-GAAP operating income 204.6$ 42.7$ 45.6$ 55.8$ 144.1$ As a percentage of non-GAAP revenue 19.1% 16.1% 16.4% 19.7% 17.4% Other Expense Reconciliation GAAP other expense, net (40.8)$ (10.5)$ (5.2)$ (8.8)$ (24.6)$ Unrealized losses (gains) on derivatives, net 0.5 (0.1) (0.9) (0.9) (1.9) Amortization of convertible note discount 10.7 2.7 2.8 2.8 8.4 Loss on early retirement of debt - - 1.9 - 1.9 Acquisition expenses, net (0.1) 0.7 - - 0.7 Restructuring expenses 0.2 0.1 0.1 - 0.2 Impairment charges 2.4 - - - - Non-GAAP other expense, net (27.1)$ (7.1)$ (1.3)$ (6.9)$ (15.3)$ Note: Amounts may not cross foot due to rounding. Three Months Ended

GAAP to Non-GAAP Reconciliations

($ in millions, except share and per share data; shares in thousands)

FYE January 31,	2017	Three Months Ended April 30, 2017	Three Months Ended July 31, 2017	Three Months Ended October 31, 2017	Nine Months Ended October 31, 2017
Tax Provision (Benefit) Reconciliation					
GAAP provision (benefit) for income taxes	$ 2.8	$ (0.9)	$ 4.5	$ 5.9	$ 9.5
GAAP effective income tax rate	-11.8%	4.5%	-338.8%	66.0%	-77.7%
Non-GAAP tax adjustments	12.9	4.8	0.4	(0.1)	5.1
Non-GAAP provision for income taxes	$ 15.7	$ 3.9	$ 4.9	$ 5.8	$ 14.6
Non-GAAP effective income tax rate	8.8%	10.8%	11.0%	12.0%	11.3%
Net (Loss) Income Attributable to Verint Systems Inc. Reconciliation					
GAAP net (loss) income attributable to Verint Systems Inc.	$ (29.4)	$ (19.8)	$ (6.4)	$ 2.5	$ (23.7)
Total GAAP net (loss) income adjustments	188.1	50.8	45.2	40.0	135.9
Non-GAAP net income attributable to Verint Systems Inc.	$ 158.7	$ 31.0	$ 38.8	$ 42.5	$ 112.2
GAAP diluted net (loss) income per common share attributable to Verint Systems Inc.	$ (0.47)	$ (0.32)	$ (0.10)	$ 0.04	$ (0.38)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$ 2.51	$ 0.49	$ 0.61	$ 0.66	$ 1.75
GAAP weighted-average shares used in computing diluted net (loss) income per common share	62,593	62,485	63,185	64,588	63,152
Additional weighted-average shares applicable to non-GAAP net income per common share attributable to Verint Systems Inc	538	995	861	-	912
Non-GAAP diluted weighted-average shares used in computing net income per common share	63,131	63,480	64,046	64,588	64,064

Note: Amounts may not cross foot due to rounding.

VERINT
© 2017 Verint Systems Inc. All Rights Reserved Worldwide.
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GAAP to Non-GAAP Reconciliations

($ in millions)

FYE January 31,	Three Months Ended April 30, 2016	July 31, 2016	October 31, 2016	January 31, 2017	Three Months Ended April 30, 2017	July 31, 2017	October 31, 2017	Nine Months Ended October 31, 2017	LTM
Adjusted EBITDA Reconciliation									
GAAP net (loss) income attributable to Verint Systems Inc.	$ (17.5)	$ (11.7)	$ (8.2)	$ 8.0	$ (19.8)	$ (6.4)	$ 2.5	$ (23.7)	$ (15.7)
As a percentage of GAAP revenue	-7.1%	-4.5%	-3.2%	2.7%	-7.6%	-2.3%	0.9%	-2.9%	-1.4%
Net income attributable to noncontrolling interest	1.3	0.6	0.8	0.4	0.7	0.7	0.6	2.0	2.4
Provision (benefit) for income taxes	0.3	1.1	3.4	(2.0)	(0.9)	4.5	5.9	9.5	7.5
Other expense, net	4.6	13.8	9.6	12.8	10.5	5.2	8.8	24.6	37.3
GAAP depreciation & amortization (1)	27.5	27.9	27.6	28.1	28.6	25.2	23.8	77.7	105.7
Revenue adjustments related to acquisitions	3.6	2.3	1.1	3.6	4.7	3.4	3.1	11.2	14.8
Stock-based compensation expenses	15.3	16.4	14.0	19.9	17.7	16.8	16.0	50.4	70.4
Acquisition expenses, net	1.7	2.9	3.5	4.8	4.9	1.7	(4.1)	2.5	7.3
Restructuring expenses	4.9	2.2	4.1	3.8	3.6	1.8	6.2	11.5	15.4
Other adjustments	0.2	0.2	0.1	0.5	0.3	0.3	0.5	1.1	1.6
Adjusted EBITDA	$ 41.9	$ 55.7	$ 56.0	$ 79.9	$ 50.3	$ 53.2	$ 63.3	$ 166.8	$ 246.7
As a percentage of non-GAAP revenue	16.8%	21.1%	21.5%	26.7%	18.9%	19.1%	22.3%	20.2%	21.9%

(1) Adjusted for patent and financing fee amortization.

Note: Amounts may not cross foot due to rounding.

VERINT
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© 2017 Verint Systems Inc. All Rights Reserved Worldwide. Revenue by Segment 29 ($ in millions) Nine Months Ended FYE January 31, 2017 April 30, 2017 July 31, 2017 October 31, 2017 October 31, 2017 GAAP Revenue by Segment: Customer Engagement 705.9$ 170.0$ 180.1$ 181.6$ 531.6$ Cyber Intelligence 356.2 91.0 94.7 99.1 284.9 GAAP Total Revenue 1,062.1$ 261.0$ 274.8$ 280.7$ 816.5$ Revenue Adjustments Related to Acquisitions: Customer Engagement 10.3$ 4.7$ 3.4$ 2.9$ 11.1$ Cyber Intelligence 0.3 - - 0.2 0.1 Total Revenue Adjustments Related to Acquisitions 10.6$ 4.7$ 3.4$ 3.1$ 11.2$ Non-GAAP Revenue by Segment: Customer Engagement 716.2$ 174.7$ 183.5$ 184.5$ 542.7$ Cyber Intelligence 356.5 91.0 94.7 99.3 285.0 Non-GAAP Total Revenue 1,072.7$ 265.7$ 278.2$ 283.8$ 827.7$ Note: Amounts may not cross foot due to rounding. Three Months Ended

© 2017 Verint Systems Inc. All Rights Reserved Worldwide. Table of Reconciliation from Gross Debt to Net Debt, including Long-Term Restricted Cash 30 ($ in millions) As of As of January 31, 2017 October 31, 2017 Current maturities of long-term debt 4.6$ 4.5$ Long-term debt 744.3 766.0 Unamortized debt discounts and issuance costs 60.6 53.7 Gross debt 809.5 824.2 Less: Cash and cash equivalents 307.4 312.7 Restricted cash and bank time deposits 9.2 63.3 Short-term investments 3.2 6.4 Long-term restricted cash 54.6 31.6 Net debt, including long-term restricted cash 435.1$ 410.2$

Estimated Non-GAAP Fully Allocated Operating Margins

($ in millions)

	For Year Ended January 31, 2017			Three Months Ended April 30, 2017			Three Months Ended July 31, 2017		
	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP segment revenue	$ 716.2	$ 356.5	$ 1,072.7	$ 174.7	$ 91.0	$ 265.7	$ 183.5	$ 94.7	$ 278.2
Segment contribution (1)	269.0	85.8	354.8	59.3	20.4	79.7	65.7	18.9	84.6
Estimated allocation of shared support expenses (2)	100.3	49.9	150.2	24.7	12.3	37.0	26.0	13.0	39.0
Estimated non-GAAP operating income	$ 168.7	$ 35.9	$ 204.6	$ 34.6	$ 8.1	$ 42.7	$ 39.7	$ 5.9	$ 45.6
Segment contribution margin	37.6%	24.1%	33.1%	33.9%	22.4%	30.0%	35.8%	19.9%	30.4%
Estimated non-GAAP fully allocated operating margin	23.6%	10.1%	19.1%	19.8%	8.9%	16.1%	21.6%	6.3%	16.4%

	Three Months Ended October 31, 2017			Nine Months Ended October 31, 2017		
	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP segment revenue	$ 184.5	$ 99.3	$ 283.8	$ 542.7	$ 285.0	$ 827.7
Segment contribution (1)	70.8	23.2	94.0	195.8	62.4	258.2
Estimated allocation of shared support expenses (2)	25.5	12.7	38.2	76.2	37.9	114.1
Estimated non-GAAP operating income	$ 45.3	$ 10.5	$ 55.8	$ 119.6	$ 24.5	$ 144.1
Segment contribution margin	38.4%	23.3%	33.1%	36.1%	21.9%	31.2%
Estimated non-GAAP fully allocated operating margin	24.5%	10.6%	19.7%	22.0%	8.6%	17.4%

Note: Amounts may not cross foot due to rounding.

(1) See footnote 16 to our Form 10-K for the year ended January 31, 2017 and footnote 14 to our Form 10-Q for the three months ended April 30, July 31 and October 31, 2017 and nine months ended October 31, 2017.

(2) When determining segment contribution, we do not allocate "Shared support expenses" which are provided by shared resources or are otherwise generally not controlled by segment management, the majority of which are expenses for administrative support functions, such as information technology, human resources, finance, legal, and other general corporate support, and also include occupancy expenses, procurement, manufacturing support, and logistics expenses. We began separately disclosing our "Shared Support Expenses" in the "Segment Information" footnote to our condensed consolidated financial statements included in our July 31, 2017 Form 10-Q. In prior periods, those expenses were included within "Other Unallocated Expenses" in our "Segment Information" footnotes. These expenses are allocated proportionally to our year ended January 31, 2017 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

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